UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2016

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

The information required by this Item 2.02 is set forth under Item 8.01 below and is incorporated by reference herein.

Item 8.01	Other Events.

On February 11, 2016, TC PipeLines, LP (the “Partnership”) issued a press release announcing the timing of its fourth quarter and full year 2015 earnings release and conference call. Additionally, the Partnership announced that it expects to record a non-cash impairment charge of approximately $199 million for the fourth quarter of 2015 related to its investment in Great Lakes Gas Transmission Limited Partnership.  Additional information regarding the impairment charge will be provided in the Partnership’s annual report on Form 10-K for the year ended December 31, 2015.

The disclosure in this Item 8.01 is qualified in its entirety by the press release, which is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	Press Release of TC PipeLines, LP, dated February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  February 11, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TC PipeLines, LP, dated February 11, 2016.